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Exhibit 11.1
LANVISION SYSTEMS, INC.

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                     Fiscal Year
                                                   ---------------------------------------------
                                                       2002             2001             2000
                                                   -----------      -----------      -----------
Net earnings                                       $ 1,012,013      $   210,360      $    20,893
                                                   ===========      ===========      ===========
Average shares outstanding                           8,933,931        8,889,586        8,862,974
Stock options:
 Total options                                         456,826          294,874          123,619
 Assumed treasury stock buyback                       (193,238)        (110,740)         (81,519)
Warrants assumed converted                                  --               --               --
Convertible redeemable preferred
 stock assumed converted                                    --               --               --
                                                   -----------      -----------      -----------
Number of shares used in per
  common share computation                           9,197,519        9,073,720        8,905,074
                                                   ===========      ===========      ===========

Basic net earning per share of common Stock        $       .11      $       .02      $       .00
                                                   ===========      ===========      ===========
Diluted net earnings per share of common stock     $       .11      $       .02      $       .00
                                                   ===========      ===========      ===========